UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

Harvard Illinois Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-53935	27-2238553
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

58 North Ayer Street, Harvard Illinois	60033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (815) 943-5261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective September 2, 2010, the Board of Directors of Harvard Illinois Bancorp, Inc. (the “Company”) entered into a memorandum of understanding (the “MOU”) with the Office of Thrift Supervision (the “OTS”). The MOU, which is an informal enforcement action, requires the Company to take a number of actions, including among other things:

(1)	review the business plan of its subsidiary, Harvard Savings Bank (the “Bank”), and provide the OTS with a written compliance report identifying any instances of Bank’s material non-compliance with its business plan and establishing a target date for correcting any such non-compliance or indicating that a new business plan will be submitted;

(2)	submit a capital plan (the “Capital Plan”) which shall include, among other things, a minimum tangible capital ratio commensurate with the Company’s consolidated risk profile, capital preservation strategies to achieve and maintain the Board-established minimum tangible equity capital ratio, operating strategies to achieve net income levels that will result in adequate cash flow throughout the term of the Capital Plan, and quarterly pro forma consolidated and unconsolidated financial statements for the period covered by the Capital Plan;

(3)	submit any material modifications to the Capital Plan to the OTS for its non-objection;

(4)	update the Capital Plan on an annual basis;

(5)	prepare and submit quarterly reports comparing projected operating results contained in the Capital Plan to actual results;

(6)	implement a risk management program which shall, among other things, appoint one or more individuals responsible for implementing and maintaining the program, clearly define the duties of the appointed individual(s), and identify the means and methods to be used to identify and monitor significant risks and trends impacting the Company’s consolidated risk and compliance profile;

(7)	to not declare or pay any dividends or purchase, repurchase, or redeem, or commit to purchase, repurchase, or redeem any Company stock without the prior written non-objection of the OTS; and

(8)	to not incur any additional debt without the prior written non-objection of the OTS.

The MOU contains various initial reporting timeframes over the next 90 days. The Company believes it will be able to complete any requirements within the specified timeframes, although compliance will be determined by the OTS and not by the Company.

The requirements of the MOU will remain in effect until the OTS decides to terminate, suspend or modify it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HARVARD ILLINOIS BANCORP, INC.

DATE: September 8, 2010	By:	/S/ DUFFIELD J. SEYLLER III
Duffield J. Seyller III
President and Chief Executive Officer